SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      May 15, 2016

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2016, the Company, with the approval of the Board of Director, appointed Mr. Mark Duff, age 53, to the position of Executive Vice President, where he will be responsible for supporting and accelerating growth in the Services Segment as well as providing leadership in diversification of the waste treatment group. The terms of Mr. Duff’s compensation as noted below are effective upon his beginning of employment with the Company, which is expected to be in mid-June:

●	Base annual salary of $267,000;
●	He would be entitled to participate in the Company’s performance incentive compensation bonus program, subject to recommendation by the Compensation Committee and approval by the Board of Directors;
●

50,000 stock options for the purchase of up to 50,000 shares of the Company’s Common Stock, with the exercise price being $3.97 per share which was the fair market value of the Company’s Common Stock on the date of Mr. Duff’s acceptance of employment. The options have a contractual term of six years with one-third yearly vesting over a three year period;

●	Up to $40,000 relocation expenses; and
●	Car allowance of $750 per month.

Mr. Duff has 30 years of management and technical experience in the Department of Energy (DOE) and Department of Defense (DOD) environmental and construction markets as a corporate officer, senior project manager, co-founder of a consulting firm, and federal employee. For the past five years, Mr. Duff has been responsible for the successful completion of over 70 performance-based projects at the Paducah Gaseous Diffusion Plant (PGDP) in Paducah, KY. At the PGDP, he served as the Project Manager for the Paducah Remediation Contract which was a five-year project with a total value of $458 million. Prior to the PGDP project, Mr. Duff was a senior manager supporting Babcock and Wilcox (B&W) leading several programs that included building teams to solve complex technical problems. These programs included implementation of the American Recovery and Reinvestment Act (ARRA) at the DOE Y-12 facility with a $245 million budget for new cleanup projects completed over a two year period. During this period, Mr. Duff served as project manager leading a team of senior experts in support of Toshiba Corporation in Tokyo, Japan to integrate United States technology in the recovery of the Fukushima Daiichi Nuclear Reactor disaster. This project included arriving in Japan within three weeks after the earthquake to coordinate technologies associated with water treatment, radiation protection and shielding. Prior to joining B&W, Mr. Duff served as the president of Safety and Ecology Corporation (SEC). As President of SEC, he helped grow the company from $50 million to $80 million in annual revenues with significant growth in infrastructure, marketing, and client diversification. Mr. Duff has an MBA from the University of Phoenix and received his B.S. from the University of Alabama.

There are no transactions involving Mr. Duff and the Company requiring to be reported under Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

99.1	Offer letter for position of Executive Vice President dated May 15, 2016 from the Company to Mr. Mark Duff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2016

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Louis Centofanti
Dr. Louis F. Centofanti,
President and Chief Executive Officer

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